
                                  NSAR ITEM 77O

                        VKAC Insured Tax Free Income Fund
                               10f-3 Transactions

  Underwriting #         Underwriting             Purchased From         Amount of shares            % of          Date of
                                                                             Purchased            Underwriting     Purchase


         1            Dallas Sport Arena              Lehman                5,000,000                4.770%        06/24/98
         2           Ill. Dev. Fin. Auth          First Chicago             5,000,000                9.780%        07/28/98
         3              Chicago Midway              JP Morgan               9,950,000                2.470%        08/20/98

         4            Sacramento Cogener           Bear Stearns             5,000,000                5.790%        08/20/98
         5             Georgia Electric             JP Morgan              13,485,000                9.090%        10/16/98
         6                 NY Dorm                  JP Morgan               7,765,000                4.140%        10/16/98
         7            Long Island Power               Lehman               10,000,000                0.754%        10/29/98
         8          Metro Transit Auth NY          PaineWebber             20,000,000                6.300%        11/13/98
         9           San Diego Courthouse         Merrill Lynch             2,500,000                3.470%        12/18/98



                                  NSAR ITEM 77O

                         VKAC Tax Free High Income Fund
                               10f-3 Transactions

  Underwriting #                Underwriting                  Purchased From         Amount of shares         % of         Date of
                                                                                        Purchased         Underwriting     Purchase


         1                   Long Island Power                 Bear Stearns            29,485,000          0.871%        05/13/98
         2                   Long Island Power                    Lehman               26,000,000          1.960%        10/29/98
         3                 Metro Transit Auth NY               Paine Webber            10,000,000          3.150%        11/13/98
         4
         5


                                  NSAR ITEM 770

                       VK California Insured Tax Free Fund
                               10f-3 Transactions


Underwriting #              Underwriting               Purchased From             Amount of Shares          % of           Date of
                                                                                  Purchased              Underwriting      Purchase


1                           Sacramento Cogener         Bear Stearns               1,000,000                 1.160%        08/20/98
2                           Sacramento Airport         Paine Webber               1,000,000                 1.100%        08/21/98


Other Firms Participating in Underwriting:

Underwriting for #1

Bear, Stearns & Co., Inc.
Goldman, Sachs & Co.
Artemis Capital Group, Inc.
J.P. Morgan Securities Inc.
Lehman Brothers
Morgan Stanley Dean Witter

Underwriting for #2

PaineWebber Incorporated
Artemis Capital Group, Inc.
Goldman, Sachs & Co.
BancAmerica Robertson Stephens
Merrill Lynch & Co.
J.P. Morgan Securities Inc.
Lehman Brothers
Prudential Securities Incorporated
Morgan Stanley Dean Witter


                                  NSAR ITEM 77O

                           VKAC Municipal Income Fund
                               10f-3 Transactions


  Underwriting #            Underwriting                  Purchased From         Amount of shares          % of          Date of
                                                                                     Purchased          Underwriting     Purchase


            1            Long Island Power                 Bear Stearns              12,500,000            0.369%        05/13/98
            2            Ohio St. Turnpike                 Paine Webber               3,000,000            2.350%        09/04/98
            3               Long Island                       Lehman                 21,000,000            1.583%        10/29/98
            4          Metro Transit Auth NY               PaineWebber               10,000,000            3.150%        11/13/98



                                  NSAR ITEM 77O

                  VKAC Intermediate Term Municipal Income Fund
                               10f-3 Transactions

  Underwriting #                Underwriting             Purchased From         Amount of shares       % of         Date of
                                                                                    Purchased       Underwriting    Purchase


         1                   NY Dorm Authority            Bear Stearns              500,000             0.065%       02/17/98



                                  NSAR ITEM 770

                     VK Florida Insured Tax Free Income Fund
                               10f-3 Transactions



      Underwriting #        Underwriting              Purchased From            Amount of shares        % of         Date of
                                                                                   Purchased         Underwriting   Purchase


            1              Reedy Creel Fl              Merrill Lynch               1,500,000            1.670%     09/11/98
            2           Florida Bd of Regents           PaineWebber                1,500,000             2.95%     11/24/98



Other Firms Participating in Underwriting:


Underwriting for #1

Merrill Lynch & Co.
Morgan Stanley Dean Witter
First Chicago Capital Markets, Inc.
Melvin Securities
Loop Capital Markets


Underwriting for #2


                                 NSAR ITEM 77O

                       VKAC New York Tax Free Income Fund
                               10f-3 Transactions

  Underwriting #                Underwriting           Purchased From         Amount of shares       % of         Date of
                                                                                Purchased        Underwriting     Purchase


         1                   Long Island Power          Bear Stearns            2,000,000            0.059%        05/13/98
         2                   Metro Trans. Auth         Merrill Lynch              500,000            0.200%        05/16/98
         3                   Metro Trans. Auth         Merrill Lynch              500,000            0.200%        06/16/98
         4                   Long Island Power             Lehman               5,125,000            0.386%        10/29/98
         5                    Empire State NY          Goldman Sachs            2,060,000            1.460%        12/18/98

